UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 9, 2005
Date of earliest event reported:	November 3, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road Itasca, Illinois 60143
(Address of principal executive offices) (Zip Code)

(630) 438-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 3, 2005, Theodore Crumley stepped down from his position as chief financial officer of OfficeMax Incorporated (the “Company”).  Mr. Crumley will continue in the position of executive vice president, finance until December 15, 2005, at which time his employment with the Company will end.

As previously announced, effective November 3, 2005, Don Civgin, 44, became chief financial officer of the Company.  Mr. Civgin joined the Company effective October 3, 2005 as executive vice president, finance.  Pursuant to the terms of the Letter Agreement between Mr. Civgin and the Company dated September 19, 2005, Mr. Civgin would also assume the title of chief financial officer immediately following the filing of the Company’s third quarter 10-Q, which occurred on November 3, 2005.  Additional information about Mr. Civgin, including background information and agreements between Mr. Civgin and the Company was filed as part of the Company’s Report on Form 8-K dated October 7, 2005 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 9, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel